===============================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): December 21, 2006

                             TRIARC COMPANIES, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
-------------------------------------------------------------------------------
                          (State or other jurisdiction
                               of incorporation)


                  1-2207                             38-0471180
-------------------------------------------------------------------------------
          (Commission File Number)        (IRS Employer Identification No.)


                280 PARK AVENUE
                  NEW YORK, NY                                 10017
-------------------------------------------------------------------------------
      (Address of principal executive offices)               (Zip Code)


                                 (212) 451-3000
-------------------------------------------------------------------------------
              Registrant's telephone number, including area code:


                                 NOT APPLICABLE
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

===============================================================================

ITEM 5.02.  DEPARTURE  OF  DIRECTORS   OR  PRINCIPAL   OFFICERS;   ELECTION  OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

            As previously reported, Triarc Companies, Inc. (the "Company") is continuing to explore the feasibility of a possible corporate restructuring. In connection with the foregoing, on December 21, 2006, Brian L. Schorr, the Company's Executive Vice President and General Counsel, and Francis T. McCarron, the Company's Executive Vice President and Chief Financial Officer, exercised certain stock options held by them. In connection with the exercise of stock options, the Performance Compensation Subcommittee of the Company's Board of Directors (the "Subcommittee") also granted new stock option awards to Messrs. Schorr and McCarron to replace certain of the options exercised by them. In addition, Messrs. Schorr and McCarron entered into agreements with the Company dated as of December 21, 2006 regarding the reduction of certain future compensation that may be due to them under their employment and severance agreements, respectively, if such reduction would eliminate certain excise taxes. These actions were taken as tax planning measures by the Company.

            The transactions with Messrs. Schorr and McCarron involved the following:

       1. On December 21, 2006, Mr. Schorr exercised previously granted and vested options held by him to acquire 130,557 shares of the Company's Class A Common Stock and 261,114 shares of the Company's Class B Common Stock, Series 1, and Mr. McCarron exercised previously granted and vested options held by him to acquire 215,000 shares of the Company's Class B Common Stock, Series 1. Messrs. Schorr and McCarron paid the exercise price for the options through a "net exercise" mechanism previously approved by the Subcommittee, by the Company's withholding of shares otherwise issuable in connection with the option exercise having a fair market value equal to the exercise price. In addition, as previously approved by the Subcommittee, Messrs. Schorr and McCarron satisfied required tax withholding in connection with the option exercise by having the Company withhold shares otherwise issuable in connection with the option exercise having a fair market value equal to the minimum statutory withholding obligation. 83,932 shares of Class A Common Stock and 167,864 shares of Class B Common Stock, Series 1, were withheld from the shares to be delivered to Mr. Schorr, and 184,654 shares of Class B Common Stock, Series 1, were withheld from the shares to be delivered to Mr. McCarron, to satisfy the exercise price and tax withholding obligations.

       2. On December 21, 2006, the Subcommittee granted additional stock options to each of Messrs. Schorr and McCarron on and in consideration of the exercise of the options described in paragraph
            (1) above to make up for the fact that the shares of Company common stock withheld from the exercise to pay the exercise to pay the option exercise price and satisfy required tax withholding put Messrs. Schorr and McCarron at an unintended economic disadvantage relative to future price appreciation in shares of Company common stock. Specifically, it granted to Mr. Schorr under the Company's 2002 Equity Participation Plan (the "2002 Plan") options to purchase 83,932 shares of Class A Common Stock and 167,864 shares of Class B Common Stock, Series 1, and granted to Mr. McCarron under the 2002 Plan options to purchase 184,654 shares of Class B Common Stock, Series 1. These stock options permit Messrs. Schorr and McCarron to purchase the same number of shares of Class A Common Stock and Class B Common Stock, Series 1, as applicable, that were withheld from each of their option exercise to pay the applicable exercise price and tax withholding. These new stock options were granted with exercise prices equal to the closing prices per share of Class A Common Stock and Class B Common Stock, Series 1, on December 21, 2006 ($21.45 and $19.55 per share, respectively), are fully vested and exercisable at grant, and expire on the same dates and under the same circumstances as the corresponding exercised options. The Company will record a non-cash charge of approximately $1.8 million for the fiscal year ended January 1, 2006 for the estimated Black-Scholes value of the additional stock options granted to Messrs. Schorr and McCarron.

       3. The Company entered into a new agreement with each of Messrs. Schorr and McCarron that provides that if the grant of additional stock options described under paragraph (2) above would cause Mr. Schorr or Mr. McCarron to be subject to the golden parachute excise tax under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), Mr. Schorr would agree to forfeit up to $187,500 of compensation, and Mr. McCarron would agree to forfeit up to $250,000 of compensation, in each case if and as necessary to avoid any compensation being subject to Section 280G of the Code; provided that in each case no more compensation will be forfeited than the amount of any "parachute payment" (as defined in Section 280G of the Code) attributable to the grant of such additional options. Copies of these agreements are filed as exhibits 10.1 and
            10.2 hereto and are incorporated herein by reference.

            If a corporate restructuring were to occur that involved a transaction that would be considered a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, for purposes of Section 280G of the Code, certain payments and benefits could become due to Messrs. Schorr and McCarron that could be deemed "excess parachute payments" for purposes of Sections 280G and 4999 of the Internal Revenue Code. This would cause (i) a loss of the Company's tax deduction for those payments and in respect of those benefits and (ii) an excise tax payable by Messrs. Schorr and McCarron for which the Company is required pursuant to their employment and severance agreements to indemnify them (up to a maximum excise tax of $1 million for Mr. McCarron, subject to the following sentence) so that after payment of such excise taxes, Messrs. Schorr and McCarron will be in the same after-tax position as if no excise tax had been imposed (a "gross-up"). In consideration for Mr. McCarron's agreement to exercise the stock options described in paragraph (1) above, the Committee is considering an increase in the amount of excise tax in respect of which Mr. McCarron will be indemnified from $1 million to $1.5 million. The actions described above were designed as part of tax planning efforts by the Company to mitigate against the potential loss of deduction and gross-up obligation referred to above.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.


     (d)    Exhibits

                EXHIBIT NO.                    DESCRIPTION
                -----------                    -----------
                    10.1 Agreement, dated as of December 21, 2006, between Triarc Companies, Inc. and Brian L. Schorr.

                    10.2 Agreement, dated as of December 21, 2006, between Triarc Companies, Inc. and Francis T. McCarron.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, Triarc has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 28, 2006

                                          TRIARC COMPANIES, INC.



                                          By: /s/ Stuart I. Rosen
                                              ----------------------------------
                                              Name:   Stuart I. Rosen
                                              Title:  Senior Vice President and
                                                      Secretary

                                  EXHIBIT INDEX



      EXHIBIT NO.                DESCRIPTION
      -----------                -----------
         10.1 Agreement, dated as of December 21, 2006, between Triarc Companies, Inc. and Brian L. Schorr.

         10.2 Agreement, dated as of December 21, 2006, between Triarc Companies, Inc. and Francis T. McCarron.